Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 11 to the Registration Statement of Wageworks, Inc. on Form S-1 to be filed on or about April 24, 2012 of our report dated March 5, 2012, on our audits of the financial statements of TransitCenter, Inc. as of December 31, 2011 and 2010 and for each of the years in the two-year period then ended.

We also consent to the reference to our firm under the caption “Experts” in Amendment No. 11 to the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

April 24, 2012

Edison, New Jersey